SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        ---------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 9, 2002
                                                          -------------

                          Sutter Holding Company, Inc.
               (Exact Name of Registrant as Specified in Charter)



        Delaware                      1-15733                   59-2651232
 ----------------------------      -----------------       -------------------
 (State or Other Jurisdiction      (Commission File        (IRS Employer
 of Incorporation)                 Number)                 Identification No.)



   150 Post Street, Suite 405, San Francisco, California           94108
   -----------------------------------------------------        ----------
   (Address of Principal Executive Offices)                     (Zip Code)



        Registrant's telephone number, including area code (415) 788-1441
                                                           --------------

                              SHOCHET HOLDING CORP.
              433 Plaza Real, Suite 245, Boca Raton, Florida 33432
     ----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           Other Events and Regulation FD Disclosure

         As of March 28, 2002, the events described in the Information Statement Pursuant to Section 14(F) filed by Shochet Holding Corp. (the "Company") on March 14, 2002 occurred as set forth in the Statement. Sutter Opportunity Fund 2, LLC, a California limited liability company, acquired ownership of approximately 56.45% of the Company's outstanding common stock; John P. Margaritis, the sole member of the Company's board of directors, resigned; and Robert E. Dixon and William G. Knuff, III were appointed as new directors. As of that date Mssrs. Dixon and Knuff constituted the entire board of directors, and Mssrs. Dixon and Knuff were then appointed Co-Chief Executive Officers of the Company.

         As of April 9, 2002, the Company filed an amendment to its certificate of incorporation changing its name to "Sutter Holding Company, Inc." Also as of that date, the Company changed the address of its principal executive offices to 150 Post Street, Suite 405, San Francisco, California 94108.

                                          SIGNATURES

April 15, 2002                      SUTTER HOLDING COMPANY, INC.

                                    By: s/ ROBERT E. DIXON
                                    --------------------------------------------
                                    Robert E. Dixon,
                                    Co-Chief Executive Officer